Exhibit 10.84

Stockdale Property Sale and Repurchase Right Agreement

This Sale and Repurchase Right Agreement (this “Agreement”) is by and among James T. Walesa, and individual with a residence in Bexar County, Texas (“Purchaser”), and Stockdale Associates, Ltd., a Texas Limited Partnership (the “Company”) and is dated as of May 22, 2023 (the “Effective Date”).

WHEREAS, the Company is the owner of two tracts of land of approximately 1.5 acres and 0.79 acres located in the City of Stockdale, Texas (collectively, the “Property”);

WHEREAS, Clearday, Inc. (“Clearday”), the ultimate parent of the Company, requires additional financing and desires to monetize the Property;

WHEREAS, the Company has not been able to obtain mortgage financing on the Property and a lender is willing to provide such mortgage financing if the Property is owned by an individual;

WHEREAS, James Walesa, the Chief Executive Officer of Clearday, is willing to personally obtain such financing;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Sale and Conveyance of the Property.

1.1. On the Effective Date:

1.1.1. the Company hereby sells, conveys and transfers (the “Property Sale”) all rights of the Company in, to and under the Property to Purchaser. Such Property Sale shall be through a Special Limited Warranty Deed in the substance and form reasonably acceptable to the parties; and

1.1.2. the Purchaser agrees to pay to the Company the amount of $155,925.04, which amount the Company confirms has been received on the Effective Date.

1.2. Each of the parties agree that the form of the Special Limited Warranty Deed attached as Exhibit I is acceptable to such party.

2.	Repurchase Right.

2.1. During the Repurchase Term (as hereinafter defined), the Company shall have the right, but not the obligation (the “Repurchase Right”) to purchase the Property as provided in this Section 2.

2.2. The Company may exercise its Repurchase Right on any date during the period (the “Repurchase Term”) that commences on the Effective Date and expires on June 1, 2028 by delivering a notice (the “Exercise Notice”) to the Purchaser to such effect that includes the closing date for such repurchase (the “Repurchase Closing Date”) which date shall not be earlier than five business days after the date the Exercise Notice is delivered and is not later than ten business days after the date the Exercise Notice is delivered. Upon the delivery of the Exercise Notice, the exercise of the Repurchase Right shall be irrevocable.

2.3. If the Repurchase Right is exercised by the due delivery of a proper Exercise Notice, then on the Repurchase Closing Date:

2.3.1. The Company shall pay to the Purchaser in cash by wire transfer the aggregate Repurchase Price;

2.3.2. The Purchaser shall sell, convey and transfer to the Company all of its rights in, to and under the Property free and clear of all Liens, other than Permitted Liens.

2.3.3. The Company shall pay off in full all of the Permitted Liens that are required to be paid on the Repurchase Closing Date.

2.3.4. For the purposes of this Agreement the term

(a) “Repurchase Price” shall equal an amount equal to $175,000 plus an amount equal to 10.9% annually on such amount, determined on the basis of a 360 day year from and after the Effective Date; and

(b) “Permitted Liens” shall mean the mortgage in favor of Blackburne & Sons Realty Capital Corporation, 555 University Ave., Ste. 150, Sacramento, California 95825 and any other Liens that are expressly accepted in writing by the Company as a Permitted Lien.

(c) “Liens” shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction on the use, voting, transfer or receipt of income.

2.4. Upon the closing of the Repurchase Right, the Company shall assume all obligations of the Permitted Liens. The Company shall not have any obligations regarding any Liens that are not Permitted Liens. All obligations of Liens regarding the Property that are not obligations of the Permitted Liens shall be retained and paid by Purchaser.

3.	Covenants.

3.1. During the Repurchase Term, the Purchaser covenants and agrees to:

3.1.1. Not incur any Liens regarding the Property other than Permitted Liens;

3.1.2. Pay all taxes and other expenses that are required to be paid to any government related to the Property;

3.1.3. Not sell or transfer the Property without providing notice to the Company of at least 30 days prior to incurring any such obligation to sell or transfer the Property.

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3.2. During the Repurchase Term, the Company covenants and agrees to:

3.2.1. Pay to Purchaser an amount equal to $1,589.58 per month, on the first day of each month; and

3.2.2. Pay to the Purchaser the amount of all taxes and charges by governments that are required to be paid on account of the ownership of the Property on the date that any such payment is due and payable.

4.	Other Provisions

4.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

4.2. Attorneys’ Fees. In the event that any party institutes any legal suit, action, or proceeding against the other party to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach of this Agreement) arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

4.3. Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

4.4. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a Notice given in accordance with this Section 4.4):

If to Purchaser:	2150 W Magnolia Ave San Antonio TX 78201 Email thaddeusresearch23@gmail.com
If to the Company:	c/o Clearday, Inc. 8800 Village Drive, Second Floor San Antonio, Texas 78217 Attn: BJ Parrish, Manager Email: BJ@myclearday.com

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4.5. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

4.6. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

4.7. Entire Agreement. This Agreement and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

4.8. Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

4.9. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

4.10. Cumulative Remedies. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

4.11. Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder.

4.12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

4.13. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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4.14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

4.15. Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the City of San Antonio, Texas and County of Bexar Texas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by certified mail in accordance with Section 4.4 shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

4.16. Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.16.

4.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, each of the parties to this Agreement have duly executed and delivered this Agreement as of the Effective Date as defined above.

James T. Walesa

Stockdale Associates, Ltd.

By:
Name:	BJ Parrish
Title:	Authorized Person

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